(Certain confidential portions of this Exhibit have been omitted, as indicated by an * in the text, and filed with the Commission separately pursuant to a request for confidential treatment)

                      WET INK AND INTERIM FUNDING FACILITY
                  CONFORMING AND NONCONFORMING MORTGAGE LOANS

Dated: December 9, 1994

CWM Mortgage Holdings, Inc.
35 North Lake Avenue
Pasadena, CA  91101

Independent National Mortgage Corporation
35 North Lake Avenue
Pasadena, CA  91101

Independent Lending Corporation
35 North Lake Avenue
Pasadena, CA  91101

Ladies and Gentlemen:

Lehman Commercial Paper Inc. ('Lehman') is pleased to advise you of the availability of a loan facility (this 'Facility') for the purpose of financing the origination by you of first and second lien Mortgage Loans on the terms set forth in this letter. Capitalized terms not defined herein shall have the respective meanings given such terms in the Pledge Agreement, dated the date hereof, between you and Lehman (the 'Pledge Agreement').

1.       THE ADVANCES.

Provided that all conditions precedent contained herein have been satisfied and no Event of Default has occurred and is continuing, Lehman agrees to make advances (each an 'Advance' and collectively the 'Advances') to you in an aggregate principal amount not to exceed at any one time outstanding the amount of the Promissory Note (the 'Maximum Credit'), for the purpose of funding the origination, purchase or financing by you of Mortgage Loans based on your delivery to a third party acting as our agent and bailee of the Required
Documents.  Up to (a) $   *       of such Maximum Credit may be utilized to fund
Wet Funding  Transactions (b) $   *       of such Maximum Credit can be utilized
to fund Co-Op Loans and (c)  $    *       of such Maximum Credit can be utilized
to fund second lien Mortgage Loans. Unless otherwise extended or terminated earlier due to an Event of Default, Lehman's obligations shall be terminated on the second anniversary of the date hereof (the 'Termination Date'), whereupon Lehman shall have no further obligations to make Advances.

All Advances made by Lehman hereunder shall be evidenced by the Promissory Note. Although the Promissory Note shall be dated the date of issue, interest in respect thereof shall be payable only for the periods during which the Advances evidenced thereby are outstanding, and although the stated amount of the Promissory Note shall be equal to the Maximum Credit, the Promissory Note shall be enforceable only to the extent of the unpaid aggregate principal amount of the Advances then outstanding plus any other amounts due thereunder. Within the limits of the Maximum Credit and in accordance with the terms and conditions contained herein and in the Relevant Agreements, you may borrow and prepay. Lehman shall note and endorse on its internal records each Advance and payment thereon.

2.       QUOTED RATES

Lehman shall maintain a funding rate not to exceed (a) * basis points over the offered LIBOR rate of comparable maturity for Advances collateralized by Mortgage Loans not eligible or intended to secure or underlie an Agency Security but which meet certain specified representations and warranties and are subject to Purchase Commitments ('Interim Transactions'), provided, however, on any such day that total Advances under the Agreements exceed $ * million but do not exceed $ * million, the funding rate shall not exceed * basis points over the offered LIBOR rate of comparable maturity; and (b) * basis points over the offered LIBOR Rate of comparable maturity for Advances collateralized by Mortgage Loans, the Required Documents for which have not yet been delivered to a custodian ('Wet Funding Transactions'). For any Advance creating an aggregate outstanding balance exceeding $ * million, the funding rate shall be as quoted by Lehman.

3.       MAKING THE ADVANCES.

Prior to 1:00 P.M. (Eastern Standard Time) on the Business Day of the origination, purchase or financing of each requested Mortgage Loan closing, you will contact Lehman by telephone to request an Advance and to establish the relevant funding rates ('Quoted Rates'), as described above, to be paid by you in respect of such Advance during the relevant period. You will then fax to Lehman a notice setting forth such Quoted Rates, the principal amount of the Mortgage Loans, and the wire transfer details (each, a 'Notice of Borrowing') along with a list of Mortgage Loans to be financed with the name of the mortgagor and the location of the property to be mortgaged. On each Advance Date, Lehman will wire into a DDA Account sufficient funds to cover the requested Mortgage Loan originations, purchases and financings upon the satisfaction of the conditions precedent to such Advance set forth in Section 9 hereof. Promptly thereafter, Lehman will send to you a written confirmation of such Advance (each, a 'Confirmation'), and acceptance by you of the related proceeds shall constitute your agreement to the terms hereof. If more than one

Advance is requested to be made on any date, each such Advance shall be notified to us on a separate Notice of Borrowing.

4.       PAYMENT OF PRINCIPAL AND INTEREST.

You shall repay, and shall pay interest on, each Advance in accordance with the terms hereof and of the Promissory Note, it being understood that upon each disbursement of funds as set forth in Section 3 above you shall have effected a borrowing from Lehman hereunder and shall be indebted to Lehman for the principal amount thereof, plus interest thereon as set forth below, in accordance with the terms hereof and of the Promissory Note. You shall be allowed to prepay Advances, provided that for any 'term transaction' prepaid prior to the stated Maturity Date, you shall reimburse Lehman for any reasonable costs incurred by Lehman in connection with such prepayment.

5.       PROCEDURES FOR PAYMENTS.

You shall repay each Advance made to you, and the interest thereon, in United States Dollars and in same day funds, not later than 6:00 P.M. (New York City time) on the maturity date (the 'Maturity Date'), specified in the related Notice of Borrowing which Maturity Date may be for 'term' or 'overnight' transactions and in no event shall be no later than the Termination Date, unless demanded earlier upon an Event of Default which is not cured within any applicable cure period.

6.       COMMITMENT FEE.

You shall pay  Lehman a  Commitment  Fee of  $   *     upon  acceptance  of this
Facility which fee shall be waived for the second year of the Facility.

7.       REPRESENTATIONS AND WARRANTIES.

You hereby represent and warrant as follows that as of the date hereof, as of the date of each Notice of Borrowing and as of each Advance Date:

         (a) You are a corporation duly organized, validly existing and in good standing under the laws of your jurisdiction of incorporation and your principal place of business, and you are substantially in compliance with applicable law.

         (b)  Independent   National  Mortgage  Corporation  is  a  HUD-approved
Seller/Servicer.

         (c) Your execution, delivery and performance of the Relevant Agreements are within your charter and corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) your charter or bylaws or
(ii) any regulation, law or contractual restriction binding on or affecting you or your property, violation of which would have a material adverse effect on you or your property.

         (d) Other than the necessary filings with the Agencies regarding the Collateral (to the extent the Collateral includes Agency Mortgage Loans), no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for your due execution, delivery and performance of the Relevant Agreements.

         (e)  The  Relevant   Agreements  are  your  legal,  valid  and  binding
obligations   enforceable  against  you  by  Lehman  in  accordance  with  their respective terms.

         (f) The available balance sheets, statements of income and changes in financial condition of you and your consolidated subsidiaries as of your most recently completed fiscal year and quarter, fairly present your financial condition and results of operations for the period then ended and are in accordance with generally accepted accounting principles consistently applied, and copies of such statements, together with the most recent opinion with respect to such statements of an independent public accounting firm, have been provided to Lehman, and since such date there has been no material adverse change in such financial condition or results of operations.

         (g) There is no pending or threatened action or proceeding affecting you or any of your affiliates before any court, governmental agency or arbitrator, which, if adversely decided, would materially adversely affect the financial condition or operations of you.

         (h) You are duly licensed, qualified and in good standing in every state where you are required to so qualify and/or obtain licenses, except where the failure to so qualify would not have a material adverse effect on the Company's business.

         (i) The Relevant Agreements are not entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of your creditors.

8.       COVENANTS.

You hereby covenant as follows:

         a. At any time any Advance is made or shall be outstanding, the Collateral Value of the items of Collateral contained in the Borrowing Base shall be equal to or greater than the aggregate dollar amount of Advances then outstanding with the following percentages, as applicable (each, an 'Advance Rate'), to be used to determine Collateral Value:

         Wet Ink                            Interim

         *   %                             *  %

          Notwithstanding the foregoing, (i) Lehman and Customer may agree upon such other Advance Rates for purposes of determining Collateral Value, (ii) the Advance Rate with respect to any Mortgage Loans in the Facility for more than 120 days shall be * % and (iii) the Advance Rate with respect to any Second Lien Mortgage Loans (as defined inthe Pledge Agreement) shall be * %. Lehman shall mark to market the position in accordance with the definition of Market Value contained in the Pledge Agreement and to the extent that a deficiency in Collateral Value exists, Customer shall cure any such deficiency by delivering and pledging additional Collateral or securities reasonably acceptable to Lehman or prepaying such Advance without penalty or fee other than as provided in
Section 4 hereof.

         b.

                  (i) You shall cause to be delivered to Lehman within 90 days after the last day of each fiscal year your audited consolidated statements of income and statements of changes in cash flow for such year and balance sheets as of the end of such year (including therein as supplemental information, consolidating statements of income and statements of changes in cash flow and balance sheets as of the end of such year) in each case presented fairly in accordance with GAAP contained in your annual 10-K filing with the SEC and, accompanied, in all cases, by a report unqualified as to scope of a firm of independent certified public accountants acceptable to Lehman;

                  (ii) You shall cause to be delivered to Lehman within 60 days after the last day of each of the first three fiscal quarters in any fiscal year your consolidated and consolidating statements of income and statements of changes in cash flow for such quarter and balance sheets of the end of such quarter presented fairly in accordance with GAAP contained in your quarterly 10-Q filing with the SEC accompanied in each case by (i) a certificate of your chief financial officer or treasurer stating that such financial statements are presented fairly in accordance with GAAP and (ii) an officer's certificate from the chief financial officer or the treasurer certifying that there does not exist an Event of Default.

9.       CONDITIONS.

         (a) Initial Advance. As conditions precedent to the making of the initial Advance, Lehman shall have received on or before the day of such Advance the following, each dated the date of the Relevant Agreements, in form and substance satisfactory to Lehman and duly executed by you:

                  (i)   The Wet Ink and Interim Funding Documents;

                  (ii) Evidence that all other actions necessary or, in the reasonable opinion of Lehman, desirable to perfect and protect the security interest created by the Pledge Agreement have been taken;

                  (iii) A certified copy of your corporate resolution approving the Wet Ink and Interim Funding Documents and borrowings thereunder (either specifically or by general resolution approving borrowings of the type described in the Wet Ink and Interim Funding Documents), and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Wet Ink and Interim Funding Documents;

                  (iv) A certificate of your corporate secretary certifying the names, true signatures and titles of your officers duly authorized to request Advances and sign the Wet Ink and Interim Funding Documents and the other documents to be delivered thereunder; and

                   (v) A favorable opinion of your corporate counsel as to such matters as Lehman may reasonably request.

         (b) Each Advance. As conditions precedent to making each Advance, including the initial Advance:

                  (i) Lehman shall have received on or before the related Advance Date, in form and substance satisfactory to Lehman and duly executed:

                           (A)  a  Notice  of  Borrowing  (and  the  account  or
accounts to which such funds are to be wired);

                           (B) such other  documents  as Lehman  may  reasonably
request.


                  (ii) For each Mortgage Loan originated or purchased by the Customer through funds provided by Lehman, the Custodian shall have received on or before each Advance Date:


                           (A) a  Mortgage  Note  (as  defined  in  the  Custody
Agreement);

                           (B) an  Assignment  of  Mortgage  (as  defined in the
Custody Agreement); and

                           (C) A  Collateral  Submission  Summary (as defined in
the Custody Agreement;

                  (iii) For each Mortgage Loan originated or financed by Customer through funds provided by Lehman, the Customer will deliver to the Custodian, within five (5) Business Days of each Advance Date, the Wet Ink Required Documents related to such Advance;

                  (iv) Within six (6) Business Days of each Advance Date, Lehman shall have received from the Custodian a signed Collateral Submission Summary with respect to such Advance.

10.      PARTIES ENTITLED TO RELY.

Neither party shall incur liability to the other in acting upon any request or other communication which such party believes in good faith to have been given or made by a person authorized to act on that party's behalf, whether or not such person is listed on the certificate delivered either pursuant to Section 9(a)(iv) or otherwise.

11.      TERMINATION.

This Facility shall remain in effect until the Termination Date (if not terminated earlier due to an Event of Default which occurs and is continuing.) The parties may agree to extend the term of the Facility on mutually satisfactory terms and conditions. Any request by you to extend the term of this Facility must be given in writing to Lehman six (6) months prior to the then-current Termination Date and Lehman shall notify you of its decision whether or not to so extend the Facility by a date four (4) months prior to the then-current Termination Date. Any request for extension received by Lehman after six (6) months prior to the then-current Termination Date will be considered by Lehman in is sole discretion. Your obligation to indemnify Lehman pursuant to this Facility shall survive any termination hereof.

12.      ASSIGNMENT; AMENDMENTS, ETC.

The Relevant Agreements are not assignable. Lehman may from time to time sell participations in its interests hereunder so long as you bear no additional costs or expenses as a result thereof and Lehman remains solely responsible for all its obligations hereunder and you are entitled to deal solely with Lehman and not such participant. No amendment or waiver of any provision of this Facility or the Promissory Note nor consent to any departure by you therefrom, shall in any event be effective unless the same shall be in writing and signed by Lehman, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The Wet Ink and

Interim Funding Documents supersede all previous letters of intent and other agreements between the parties that deal with the same subject matter.

13.      COMPENSATION.

You shall compensate and indemnify Lehman for all reasonable losses, costs, expenses and liabilities which Lehman may sustain (i) if any repayment of any Advance is not made on the Maturity Date, or (ii) following and during the continuance of an Event of Default in connection with the protection of Lehman's rights under or the enforcement of the Relevant Agreements or any other instrument or document delivered in connection therewith.

14.      NOTICES.

All written communications hereunder shall be mailed, telecopied or delivered at the respective addresses as listed in the Custody Agreement or at such other address as shall be designated by a party in a written notice to the other parties. All such notices and communications shall be effective when delivered to the party to which such notice is to be given.

15.      GOVERNING LAW; CONSENT TO JURISDICTION.

This letter shall be construed in accordance with, and governed by, the law of the State of New York, without giving effect to the conflict of law principles thereof. You waive trial by jury. You hereby irrevocably consent to the non-exclusive jurisdiction of any court of the State of New York, or in the United States District Court for the Southern District of New York, arising out of or relating to the Relevant Agreements in any action or proceeding. You hereby submit to, and waive any objection you may have to personal jurisdiction and venue, in the courts of the State of New York and the United States District Court for the Southern District of New York, over any disputes arising out of or relating to the Relevant Agreements.

If the terms of this Facility are satisfactory to you, please indicate your agreement and acceptance thereof by signing this letter and returning it to us whereupon this Facility shall become an agreement between us as of the date of this Facility.

Very truly yours,

LEHMAN COMMERCIAL PAPER INC.

By: _______________________________

Title:_____________________________


Agreed and Accepted:


CWM MORTGAGE HOLDINGS, INC.

By:__________________________________
Printed Name:________________________
Title:_______________________________
Telephone:___________________________
Facsimile:___________________________



INDEPENDENT  NATIONAL MORTGAGE CORPORATION

By:__________________________________
Printed Name:________________________
Title:_______________________________
Telephone:___________________________
Facsimile:___________________________



INDEPENDENT LENDING CORPORATION

By:__________________________________
Printed Name:________________________
Title:_______________________________
Telephone:___________________________
Facsimile:___________________________